Exhibit 2

EXECUTION VERSION

YUN CHEN CAPITAL CAYMAN

(as the Chargor)

and

CHINA MINSHENG BANK CORP., LTD. (SHENZHEN BRANCH)

中国民生银行股份有限公司 (深圳分行)

(as the Lender)

EQUITABLE MORTGAGE

over registered shares in a Cayman Islands exempted company

WARNING

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS STAMP DUTY

Content

1	INTERPRETATION	1

2	COVENANT TO PAY	4

3	CREATION OF SECURITY	4

4	REPRESENTATIONS	5

5	COVENANTS	9

6	DELIVERABLES	11

7	RIGHTS IN RESPECT OF SECURITY ASSETS	12

8	PRESERVATION OF SECURITY	12

9	WHEN SECURITY BECOMES ENFORCEABLE	15

10	ENFORCEMENT OF SECURITY	15

11	RECEIVER	17

12	POWERS OF RECEIVER	18

13	APPLICATION OF PROCEEDS	19

14	EXPENSES AND INDEMNITY	19

15	DELEGATION	20

16	FURTHER ASSURANCES	20

17	POWER OF ATTORNEY	21

18	MISCELLANEOUS	22

19	NOTICES	25

20	RELEASE	26

21	SET OFF	26

22	ASSIGNMENTS	26

23	THIRD PARTY RIGHTS	27

24	JURISDICTION	27

25	GOVERNING LAW	28

Schedule 1		29

Schedule 2		31

1

THIS MORTGAGE is dated	and is made as a deed

BETWEEN

1                 Yun Chen Capital Cayman, a company incorporated under the laws of the Cayman Islands with registered number 308661 and whose registered office is at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY 1-1104, Cayman Islands (the Chargor); and

2                 China Minsheng Bank Corp., Ltd. (Shenzhen branch) 中国民生银行股份有限公司 (深圳分行), a company incorporated under the laws of the People’s Republic of China whose registered office is at 1/-11/F and 16-22/F, Minsheng Financial Building, Haitian Road, Futian District, Shenzhen, People’s Republic of China, 518000 (中国深圳市福田区海田路民生金融大厦 1-11、16-22层) (the Lender).

BACKGROUND

A               The Chargor enters into this Mortgage to provide additional security in respect of the Lender’s continuing provision of a credit facility to the Borrower under the Facility Agreement.

B               It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1                                        INTERPRETATION

1.1                              Definitions

In this Mortgage:

ADS means American Depositary Shares of the Company listed on the New York Stock Exchange.

Borrower means 安科技术有限公司 (An Ke Technology Company Limited), a company incorporated under the laws of Hong Kong with registered number 2106134 and whose registered office is at Room 2107, 21/F., C C WU Building, 302-308 Hennessy Road, Wan Chai, Hong Kong.

Business Day means 营业日 as defined in the Facility Agreement.

Companies Law means the Companies Law (2020 Revision) of the laws of the Cayman Islands.

Company means Autohome Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 212934 whose registered office is at 2nd Floor, Harbour Centre, 42 North church Street, George Town, 10 Market Street #769 Camana Bay, Grand Cayman, KY1-9006.

Enforcement Event means where an Event of Default has occurred under the Facility Agreement which is continuing.

Event of Default means 违约事件 as described under clause 12 of the Facility Agreement.

Facility Agreement means the working capital facility agreement in Chinese (流动资金贷款借款合同) dated on or about the date of this Mortgage made between the Borrower as borrower and the Lender as lender.

Finance Documents means the Facility Agreement, this Mortgage and any other finance documents designated as such by agreement between the Lender and the Borrower.

Initial Shares means the 10,150,000 class A ordinary shares shares of USD$0.01 nominal or par value issued by the Company and owned by the Chargor on the date of this Mortgage.

Obligor means the Chargor, the Borrower and any other party designated as such by agreement between the Lender and the Borrower.

Mortgage means this equitable share mortgage.

Receiver means a receiver and manager or a receiver, in each case, appointed under this Mortgage.

Register of Members means the register of members of the Company maintained by the Company in accordance with the Companies Law.

Registrar means the Registrar of Companies of the Cayman Islands.

Related Rights means the rights attached to the Shares described in Clause 3.2(b) (Securities).

Secured Liabilities means all present and future obligations and liabilities of any kind (whether actual or contingent and whether owed jointly or severally as principal or surety or in any other capacity whatsoever) of any Obligor to the Lender under the Finance Documents.

Security means the security interests created by this Mortgage.

Security Assets means all the Shares and the Related Rights.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or other security interest, any pre-emption rights or options, hold back or flawed asset arrangements or any other agreement or arrangement having a similar effect.

Security Period means the period beginning on the date of this Mortgage and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

Shares means the Initial Shares.

Third Parties Law means The Contracts (Rights of Third Parties) Law (Revised).

1.2                              Construction

(a)                                Capitalised terms defined in the Facility Agreement have, unless expressly defined in this Mortgage, the same meaning in this Mortgage.

(b)                                In this Mortgage, unless the contrary intention appears, a reference to:

(i)                                    any reference in this Mortgage to a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerous) or replaced and includes any change in the purpose of, any extension of or any increase in any facility, bond, debenture, note or other instrument or other indebtedness or other obligations or the addition of any new facility, bond, debenture, note or other instrument or other indebtedness or other obligations under that Finance Document or other agreement or instrument or in any other manner whatsoever;

(ii)                                 a reference to any asset, unless the context otherwise requires, includes any present, future or contingent asset (including properties, revenues and rights of every description) whether tangible or intangible;

(iii)                              an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

(iv)                             a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v)                                tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vi)                             a provision of law is a reference to that provision as amended or re-enacted;

(vii)                          a Clause or a Schedule is a reference to a clause of or a schedule to this Mortgage;

(viii)                       continuing in relation to an Enforcement Event means that an Enforcement Event has occurred and the underlying notice of acceleration has not been withdrawn by the Lender;

(ix)                             a person includes its successors and assigns; and

(x)                                a time of day is a reference to time in the Cayman Islands.

(c)                                 If the Lender considers in its sole discretion that an amount paid to it under the Facility Agreement is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Mortgage.

(d)                                References to the singular include the plural, and vice versa.

(e)                                 The index to and headings in this Mortgage are for convenience only and are to be ignored in construing this Mortgage.

1.3                              Statutes

In this Mortgage a reference to a statute or statutory instrument is, unless otherwise specified, a reference to the most recent revision of the relevant statute or statutory instrument of the Cayman Islands and includes any revision, statutory modification or re-enactment thereof for the time being in force.

2                                        COVENANT TO PAY

In consideration for the provision of credit to the Borrower under the Facility Agreement and for other good and valuable consideration the receipt of which is hereby acknowledged by the Chargor, the Chargor hereby covenants with and undertakes to the Lender to pay and discharge as principal obligor and not merely as surety all of the Secured Liabilities as and when the same are expressed to become due in accordance with the terms of the relevant Finance Documents, or, if they do not specify a time for payment, immediately on demand by the Lender.

For the avoidance of doubt, the Company shall be under no obligation of any kind whatsoever in respect of the Secured Liability or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

3                                        CREATION OF SECURITY

3.1                              General

The security created under this Mortgage:

(a)                                is created in favour of the Lender;

(b)                                is created over the Security Assets;

(c)                                 is security for the irrevocable payment and satisfaction in full of all the Secured Liabilities; and

(d)                                is created by the Chargor as legal and beneficial owner.

3.2                              Securities

(a)                                As a continuing security for the due and punctual payment, discharge and performance of the Secured Liabilities, the Chargor as legal and beneficial owner hereby charges by way of first equitable mortgage all of its interest in all the Shares.

(b)                                The Chargor charges by way of first fixed charge all rights, title and interest including all benefits and advantages, present and future, actual and contingent accruing, deriving or incidental to any of the Shares including:

(i)                                    any dividend or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Shares;

(ii)                                 all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, repurchase, substitution, exchange, bonus issue or preference, option or otherwise in respect of any Shares (including but not limited to proceeds of sale); and

(iii)                              all certificates or other evidence of title to any of the Shares now and from time to time hereafter deposited with the Lender.

(together, the Related Rights).

(c)                                 For the avoidance of doubt and notwithstanding any contained herein to the contrary, before the occurrence of any Enforcement Event the security and charge created under this Mortgage does not constitute any acquiring by the Lender, and the Lender hereby acknowledges that it has not acquired, directly or indirectly, any voting power (including the power to vote or to direct the voting of such security) or investment power (including the power to dispose or to direct the disposition of such security) or any other beneficial ownership (as determined under the Securities Exchange Act of 1934 (as amended) of the laws of the United States of America) in respect of any Share.

4                                        REPRESENTATIONS

4.1                              Representations

The Chargor makes the following representations to the Lender.

4.2                              Status

(a)                                The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the power to own its assets and carry on its business as it is being conducted.

(b)                                The Chargor is a company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the power to own its assets and carry on its business as it is being conducted.

4.3                              Binding obligations

(a)                                It has duly executed and delivered this Mortgage.

(b)                                The obligations expressed to be assumed by it in this Mortgage are its legal, valid, binding and enforceable obligations.

4.4                              Non-conflict with other obligations

(a)                                The entry into and performance by it of, and the transactions contemplated by, this Mortgage does not and will not:

(i)                                    contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

(ii)                                 contravene or conflict with any provision of its constitutional documents; or

(iii)                              conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument binding upon it or any licence or other authorisation to which it is subject or by which it or any of its property is bound.

(b)                                It is not in breach (nor would be in breach with the giving of notice, passing of time, or satisfaction of any other condition) or in default under any deed, instrument or any agreement to which it is a party or which is binding on it or any of its assets in each case except as would not have a material adverse effect on its business.

4.5                              Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to:

(a)                                authorise its entry into, performance and delivery of, this Mortgage and the transactions contemplated by this Mortgage; and

(b)                                be the legal and beneficial owner of the Security Assets.

4.6                              Validity and admissibility in evidence

Subject to the payment of stamp duty in accordance with Clause 5.6 (Taxes), all authorisations or consents required or desirable:

(a)                                to enable it lawfully to enter into and exercise its rights and comply with its obligations under this Mortgage; and

(b)                                to make this Mortgage admissible in evidence in the Cayman Islands,

have been obtained or effected and are in full force and effect.

4.7                              Registration

Subject to Clause 5.6 (Taxes) and Clause 5.7 (Legal Mortgage) at the request of the Lender at any time after the occurrence and during the continuance of an Event of Default the Chargor shall promptly cause the Security Assets or any part of them to be registered in the name of the Lender (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage.

4.8                              Filings and Registrations

Except as otherwise expressly provided in this Mortgage, it is not necessary or advisable that this Mortgage be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar tax or duty be paid on or in relation to this Mortgage, except for stamp duty payable in the Cayman Islands if this Mortgage is executed in, brought into or produced before a court in the Cayman Islands.

4.9                              Litigation

No action, litigation, arbitration or administrative proceeding is current, pending or, to the best of its knowledge, threatened in writing against it nor is there subsisting any unsatisfied judgment or award given against it by any court, board of arbitration or other body, in each case except as would not have a material adverse effect on its business.

4.10                       Solvency

It is not insolvent and it has not taken any action and no other steps have been taken or legal proceedings been started or are (to the best of its knowledge and belief) threatened against it for:

(a)                                liquidation (whether voluntary or by the courts of the Cayman Islands), dissolution, liquidation, strike off, administration, reorganisation (by way of voluntary arrangement, creditors’ arrangement, scheme of arrangement or otherwise), composition, compromise, assignment or arrangement with any creditor;

(b)                                the enforcement of any Security Interests over its assets; or

(c)                                 the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver or other similar officer of it or any or all of its assets or revenues.

4.11                       Authorisations

All licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade, and ordinary activities (except for those would not have a material adverse effect on its business) and for the performance and discharge of its obligations and liabilities under this Mortgage and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Mortgage and the creation of security over the Security Assets have been obtained and are in full force and effect.

4.12                       Legal and beneficial ownership

It is the sole absolute legal and beneficial owner of the Security Assets, free and clear of any rights or interests in favour of third parties except for the Security Interests created by this Mortgage.

4.13                       Security

This Mortgage creates a valid and enforceable first ranking equitable mortgage over all of the Shares and a first fixed charge over the Related Rights and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise, subject to equitable principles or by bankruptcy, insolvency, reorganisation, moratorium or similar laws relating to or limiting creditors’ rights generally.

4.14                       Shares

(a)                                The Shares are fully paid and non-assessable. There are no moneys or liabilities outstanding or payable in respect of the Shares nor will there be any, and the Shares have not been redeemed nor cancelled in any way nor will they be.

(b)                                The Shares represent about 8.4% of the issued share capital of the Company as at the date of this Mortgage.

(c)                                 The Company has not granted any warrants, options or other analogous rights to any person relating to shares issued by the Company.

(d)                                Subject to the memorandum and articles of association of the Company the Shares are freely transferable and no consents or approvals (including rights of pre-emption) are required in order to register a transfer of the Shares.

(e)                                 There is no restriction on the creation of security and other encumbrances over the Shares and the Related Rights under the rules of the relevant stock exchange.

(f)                                  It has not received any notice of any adverse claim by any person in respect of the ownership of any Security Asset or any interest in it, nor has any acknowledgement been given to any person in respect of any Security Asset.

(g)                                 The Shares have not been issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of any amount paid on account of shares or otherwise which are not expressly set out in the memorandum and articles of association of the Company.

(h)                                There are no covenants, agreements, conditions, interest, rights or other matters whatsoever which adversely affect the Security Assets except as contemplated by or permitted under the Finance Documents.

(i)                                    It has not taken any action whereby the rights attaching to the Security Assets are adversely altered.

4.15                       Times for making representations

(a)                                The representations set out in this Mortgage (including in this Clause 4) are made on the date of this Mortgage and are deemed to be repeated by the Chargor on each day of the Security Period.

(b)                                When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.16                       Estoppel

The Chargor acknowledges and agrees that the representations in this Mortgage are made by way of deed, and that it shall be estopped from subsequently arguing that any representation was untrue when made or repeated.

5                                        COVENANTS

5.1                              No change or conversion

(a)                                The Chargor shall not take or allow the taking of any action on its behalf which may result in the rights attaching to any of the Security Assets being altered.

(b)                                The Chargor shall not convert the Shares into ADS, save with the prior written consent of the Lender.

5.2                              Security

The Chargor shall not create or permit to subsist any Security Interest on any Security Asset (except for this Mortgage).

5.3                              Disposals

(a)                                The Chargor shall not sell, transfer, licence, lease or otherwise dispose of any Security Asset, save as permitted under the Finance Documents.

(b)                                Notwithstanding Clause 5.3(a), the Chargor may, with the prior written consent of the Lender, partially release this Mortgage upon partial repayment of the Secured Liabilities. The Chargor shall, promptly upon such partial release, make all filings and registrations necessary in the Cayman Islands to protect and perfect the Security Interests as varied by the said partial release and promptly after such filings and registrations have been made, provide the Lender with a certified true copy of evidence of such filings and registrations.

5.4                              Control

At all times during the Security Period, the Chargor shall own and control not less than 30% of the total issued share capital of the Company, save with the prior written consent of the Lender.

5.5                              No amendment of Articles

For the purpose of preserving the security granted by this Mortgage and save with the prior written consent of the Lender, the Chargor shall not exercise its voting rights as a shareholder of the Company to amend the memorandum or articles of association of the Company.

5.6                              Taxes

The Chargor shall pay or procure the payment when due of all present and future registration fees, other stamp duties and other similar tax which is or becomes payable in relation to this Mortgage, including without limitation any stamp duty assessable under the Stamp Duty Law (2019 Revision) of the Cayman Islands, and keep the Lender indemnified against any failure or delay in paying them.

5.7                              Legal Mortgage

At the request of the Lender at any time after the occurrence and during the continuance of an Event of Default the Chargor shall promptly cause the Security Assets or any part of them to be registered in the name of the Lender (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage.

5.8                              Transfer

Subject to the terms of this Mortgage, the Chargor shall procure that the Company will promptly register any transfer of title to the Shares pursuant to any enforcement by the Lender of its rights under this Mortgage.

5.9                              Filings and registrations

Without limiting the provisions of Clause 16 (Further assurances) or any other provisions of this Mortgage, the Chargor shall, immediately after execution of this Mortgage, make all filings and registrations necessary in the Cayman Islands to protect and perfect the Security Interests created pursuant to this Mortgage and immediately after such filings and registrations have been made, provide the Lender with a certified true copy of evidence of such filings and registrations.

5.10                       Notice

The Chargor shall promptly send to the Lender copies of any notice, circular, report, accounts and any other document received by it that relates to the Security Assets.

6                                        DELIVERABLES

6.1                              Deposit of documents

(a)                                The Chargor shall, on the date of this Mortgage, deliver or cause to be delivered to the Lender:

(i)                                    all share certificates (if any) in relation to the Initial Shares;

(ii)                                 a certified copy of the Register of Members showing the Chargor as the registered owner of the Initial Shares;

(b)                                The Chargor undertakes that, at the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, where it is necessary for the purposes of enforcement under Clause 10.2, deliver or cause to be delivered to the Lender:

(i)                                    an executed but undated share transfer instrument in respect of the Initial Shares in the form set out in Schedule 2;

(ii)                                 an executed and dated irrevocable appointment of proxy and power of attorney in respect of the Initial Shares in the form set out in Schedule 3;

6.2                              Register of Members

(a)                                The Chargor shall promptly after the date of this Mortgage procure that the Company shall make the following notation of this Security in the Register of Members:

“[•] class A ordinary shares issued as fully paid up and registered in the name of Yun Chen Capital Cayman (the Chargor) are mortgaged and charged in favour of China Minsheng Bank Corp. Ltd. (the Lender) pursuant to an equitable share mortgage dated [•] 2020 entered into between the Chargor and the Lender, as amended from time to time. This entry was made on [•] 2020.”

(b)                                The Chargor shall within five Business Days from the date of this Mortgage, provide the Lender with a certified true copy of the Register of Members of the Company with the annotation referred to paragraph (a).

6.3                              Register of Mortgages and Charges

The Chargor shall, promptly after execution of this Mortgage, instruct its registered office provider to enter particulars as required by the Companies Law of the Security Interests created pursuant to this Mortgage in the Register of Mortgages and Charges and within five Business Days after entry of such particulars has been made, provide the Lender with a certified true copy of the updated Register of Mortgages and Charges.

7                                        RIGHTS IN RESPECT OF SECURITY ASSETS

7.1                              Before Enforcement Event

Unless and until the occurrence of an Enforcement Event which is continuing:

(a)                                the Chargor shall be entitled to exercise all voting and consensual powers pertaining to the Security Assets or any part thereof for all purposes not prohibited by the terms of this Mortgage or the other Finance Documents and the Lender does not have the power to vote, to direct the vote, to dispose or to direct the disposition of pertaining to the Security Assets; and

(b)                                the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Security Assets or any part thereof and no other persons, including the Lender or its nominee, have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, any of the Security Assets of the Chargor.

7.2                              Payment of amounts due

The Chargor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of the Security Assets. The Lender may at any time while an Enforcement Event occurs which is continuing, if it thinks fit, make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Lender in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Liabilities.

7.3                              No duty

The Lender shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Security Assets are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Security Assets or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Security Assets.

7.4                              Authorisation

The Chargor hereby authorises the Lender to arrange at any time and from time to time while an Enforcement Event occurs which is continuing for the Security Assets or any part thereof to be registered in the name of the Lender (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage and at the request of the Lender, the Chargor shall without delay procure that the foregoing shall be done.

8                                        PRESERVATION OF SECURITY

(a)                                It is hereby agreed and declared that:

(i)                                    the security created by this Mortgage shall be held by the Lender as a continuing security for the payment and discharge of the Secured Liabilities and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Liabilities;

(ii)                                 the Lender shall not be bound to enforce any other security before enforcing the security created by this Mortgage;

(iii)                              no delay or omission on the part of the Lender in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Lender may deem expedient; and

(iv)                             any waiver by the Lender of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

(b)                                Any settlement or discharge under this Mortgage between the Lender and the Chargor shall be conditional upon no security or payment to the Lender by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Lender shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred the payment of which amounts shall, for the avoidance of doubt, form part of the Secured Liabilities.

(c)                                 The rights of the Lender under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including and whether or not known to or discoverable by the Company, the Chargor, the Lender or any other person:

(i)                                    any time or waiver granted to or composition with the Company, the Chargor or any other person;

(ii)                                 the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce, any rights, remedies or securities against the Company, the Chargor or any other person;

(iii)                              any legal limitation, disability, incapacity or other circumstances relating to the Company, the Chargor or any other person;

(iv)                             any amendment or supplement to any Finance Document or any other document or security (including any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(v)                                the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Company, Chargor or any other person; or

(vi)                             the unenforceability, invalidity or frustration of any obligations of the Company, the Chargor or any other person under any Finance Document or any other document or security.

(d)                                The Chargor shall not, during the Security Period, by virtue of any payment made hereunder on account of the Secured Liabilities or by virtue of any enforcement by the Lender of its rights under, or the security constituted by, this Mortgage or any Finance Document or by virtue of any relationship between or transaction involving the Chargor and/or the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or in part subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

(i)                                    exercise any rights of subrogation against the Company or any other person in relation to any rights, security or moneys held or received or receivable by the Lender or any person;

(ii)                                 exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(iii)                              exercise any right of set-off or counterclaim against the Company or any such co-surety;

(iv)                             receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

(v)                                unless so directed by the Lender (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Lender.

The Chargor shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(e)                                 The Lender may at any time during the Security Period keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Lender for as long as it may think fit, any moneys received recovered or realised under this Mortgage or under any other guarantee, security or agreement relating in whole or in part to the Secured Liabilities without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Liabilities or any other amount owing or payable under any Finance Document; provided that the Lender shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Lender in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Liabilities in full.

(f)                                  Subject to Clause 7 (Rights in respect of Security Assets), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Security Asset as it sees fit provided that:

(i)                                    it does so for a purpose not prohibited by any Finance Document or that would breach the terms of any Finance Document;

(ii)                                 it does so in a manner that does not affect the validity or enforceability of the Security and does not cause an Event of Default to occur; and

(iii)                              the exercise of or failure to exercise those rights would not have a material adverse effect on the value of the Security Assets and would not otherwise prejudice the interests of the Lender under any Finance Document.

(g)                                 The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Security Assets and the Lender shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

9                                        WHEN SECURITY BECOMES ENFORCEABLE

9.1                              Event of Default

This Security will become immediately enforceable if an Enforcement Event occurs and in continuing.

10                                 ENFORCEMENT OF SECURITY

10.1                       No liability as mortgagee in possession

Neither the Lender nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

10.2                       Enforcement

Notwithstanding anything contained herein to the contrary, at any time when security hereby constituted has become enforceable in accordance with Clause 9.1 (Event of Default) the Chargor shall immediately consult with the Lender in good faith to restructure the loan under the Facility Agreement. If the Chargor and the Lender fail to reach an agreement on such restructuring, the Chargor shall use its best efforts to repay the Secured Liabilities in full through various approaches including, but not limited to, sale of the Shares, upon the prior written consent of the Lender. Subject to the foregoing, if any Secured Liabilities remain unpaid, the Lender may, upon notice to the Chargor and whether acting on its own behalf or through a receiver or agent:

(a)                                receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Security Assets or any part thereof, such dividends, interest or other moneys or assets to be held by the Lender, as additional security charged under and subject to the terms of this Mortgage and any such dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Lender and paid or transferred to the Lender on demand;

(b)                                take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Security Assets or any part thereof at such place and in such manner and at such price or prices as the Lender may deem fit, and thereupon the Lender shall have the right to deliver, assign and transfer in accordance therewith the Security Assets so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Shares as shown on the Register of Members;

(c)                                 borrow or raise money either unsecured or on the security of the Security Assets (either in priority to the Mortgage or otherwise subject to the claims and/or recourse of any creditor in respect of such borrowings or raised money being limited to the Security Assets);

(d)                                settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Security Assets;

(e)                                 bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Security Assets;

(f)                                  redeem any security (whether or not having priority to the Mortgage) over the Security Assets and to settle the accounts of any person with an interest in the Security Assets; and

(g)                                 exercise and do (or permit the Chargor or any nominee of the Chargor to exercise and do) all such rights and things as the Lender would be capable of exercising or doing if it were the absolute beneficial owner of the Security Assets.

10.3                       No enquiry

The Lender shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Lender by this Mortgage or to which the Lender may at any time be entitled hereunder.

10.4                       Power of sale

Upon any sale of the Security Assets or any part thereof by the Lender in accordance with the terms of this Mortgage if an Event of Default occurs and is continuing, the purchaser shall not be bound to see or enquire whether the Lender’s power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Lender, and the receipt of the Lender for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.5                       Lender’s discretion

Until all Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, the Lender may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Liabilities or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

10.6                       Lender’s liability

Neither the Lender nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or wilful default.

10.7                       Possession

The Lender shall not by reason of the taking of possession of the whole or any part of the Security Assets or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

11                                 RECEIVER

11.1                       Appointment of Receiver

(a)                                The Lender may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if this Security has become enforceable.

(b)                                Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

11.2                       Removal

The Lender may remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3                       Remuneration

The Lender may fix the remuneration of any Receiver appointed by it.

11.4                       Agent of the Chargor

(a)                                A Receiver will be deemed to be the agent of the Chargor for all purposes. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)                                The Lender will not incur any liability (either to Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

11.5                       Exercise of Receiver powers by the Lender

To the fullest extent allowed by law, any right, power or discretion conferred by this Mortgage (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Lender in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

12                                 POWERS OF RECEIVER

12.1                       General

(a)                                A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law.

(b)                                If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Mortgage individually and to the exclusion of any other Receiver.

12.2                       Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

12.3                       Employees

(a)                                A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Mortgage upon such terms as to remuneration or otherwise as he thinks fit.

(b)                                A Receiver may discharge any person appointed by the Chargor.

12.4                       Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

12.5                       Sale of assets

(a)                                A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)                                The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

12.6                       Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

12.7                       Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

12.8                       Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

12.9                       Delegation

A Receiver may delegate his powers in accordance with this Mortgage.

12.10                Other powers

A Receiver may:

(a)                                do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Mortgage or law;

(b)                                exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)                                 use the name of the Chargor for any of the above purposes.

13                                 APPLICATION OF PROCEEDS

Any moneys received by the Lender or any Receiver after this Security has become enforceable shall be applied in or towards payment of or provision for all costs and expenses incurred by the Lender or any Receiver under or in connection with this Mortgage and of all remuneration due to any Receiver under or in connection with this Mortgage and thereafter in the order of priority set out in the Facility Agreement. Following the payment and discharge of the Secured Liabilities in full the surplus (if any) will be paid to the Chargor. This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of the Lender to recover any shortfall from the Chargor.

14                                 EXPENSES AND INDEMNITY

The Chargor shall:

(a)                                immediately on demand pay all costs and expenses (including legal fees) incurred in connection with this Mortgage by the Lender or any Receiver, attorney, manager,

agent or other person appointed by the Lender under this Mortgage including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise; and

(b)                                keep each of them indemnified against any failure or delay in paying those costs or expenses.

15                                 DELEGATION

15.1                       Power of attorney

The Lender or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Mortgage.

15.2                       Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Lender or any Receiver may think fit.

15.3                       Liability

Neither the Lender nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

16                                 FURTHER ASSURANCES

16.1                       Further assurances

The Chargor shall, at its own expense, promptly do all such acts, execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) and take whatever action the Lender or a Receiver may require for:

(a)                                creating, perfecting or protecting any security created or intended to be created by this Mortgage (which may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Mortgage) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to this Mortgage or by applicable law; or

(b)                                conferring on the Lender security over any property and assets of the Chargor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Mortgage; or

(c)                                 facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Lender or any Receiver or any of its delegates or sub delegates in respect of any Security Asset.

16.2                       Action

Without limiting the other provisions of this Mortgage, the Chargor shall at its own expense take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Lender by or pursuant to this Mortgage.

17                                 POWER OF ATTORNEY

17.1                       Power of attorney

The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, undertakes that it will, at any time after the occurrence and during the continuance of an Enforcement Event, where it is necessary for the purposes of enforcement under Clause 10.2, irrevocably appoint the Lender and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact exercisable after the occurrence and during the continuance of an Enforcement Event and subject to the other terms of this Mortgage:

(a)                                to execute and complete in favour of the Lender or its nominees or of any purchaser any documents which the Lender may from time to time require for perfecting the Lender’s title to, for vesting any of the assets and property hereby mortgaged or charged in the Lender or its nominees or in any purchaser or for any of the purposes contemplated in Clause 10.2 (Enforcement) hereof;

(b)                                to give effectual discharges for payments, to take and institute on non-payment (if the Lender in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Lender for the recovery of such moneys, property and assets hereby charged;

(c)                                 to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;

(d)                                so as to enable the Lender to carry out in the name of the Chargor any obligation imposed on the Chargor by this Mortgage (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Security Assets and the exercise of all the Chargor’s rights and discretions in relation to the Security Assets);

(e)                                 so as to enable the Lender and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Mortgage or by law (including the exercise of any right of a legal and beneficial owner of the Security Assets); and

(f)                                  generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

17.2                       Manner of exercise

Notwithstanding any other provision of Clause 17.1 (Power of Attorney), such power shall not be exercisable by, or on behalf of, the Lender unless an Enforcement Event and is continuing has occurred save that the power conferred by paragraph (d) of Clause 17.1 (Power of Attorney) shall be exercisable by, or on behalf of, the Lender at any time following the Chargor’s failure to comply with any obligation with regard to further assurance or perfection imposed on it by this Mortgage and the Chargor has not within ten (10) Business Days of being notified of that failure and being requested to comply in writing, complied with such obligation.

17.3                       General power of attorney

The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do. In relation to the power referred to herein, the exercise by the Lender of such power shall be conclusive evidence of its right to exercise the same.

18                                 MISCELLANEOUS

18.1                       Tacking

This Mortgage is made to secure any further advances or other facilities made available by the Lender under the Finance Documents.

18.2                       Turnover

(a)                                If the Chargor receives or recovers any amount which, under the terms of this Mortgage, should have been paid to the Lender, the Chargor will:

(i)                                    hold an amount of that receipt or recovery equal to the Secured Liabilities (or if less, the amount received or recovered) on trust for the Lender and promptly pay that amount to the Lender for application in accordance with the terms of this Mortgage; and

(ii)                                 promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Secured Liabilities to the Lender for application in accordance with the terms of this Mortgage.

(b)                                If, for any reason, any of the trusts expressed to be created in this Clause should fail or be unenforceable, the Chargor will promptly pay or distribute an amount equal to that receipt or recovery to the Lender to be held on trust by the Lender for application in accordance with the terms of this Mortgage.

18.3                       New accounts

(a)                                If any subsequent charge or other interest affects any Security Asset, the Lender may open a new account for the Chargor.

(b)                                If the Lender does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)                                 As from that time all payments made to the Lender will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

18.4                       Waiver of defences

The obligations of the Chargor under this Mortgage will not be affected by any circumstance, act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Mortgage and this Security and whether or not known to the Chargor or the Lender including:

(a)                                any time, waiver or consent granted to, or composition with, an Obligor or other person;

(b)                                the release of an Obligor or any other person under the terms of any composition or arrangement with any creditor or an Obligor;

(c)                                 the taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take up or enforce, any rights against, or Security Interest or other rights over or relating to assets of, an Obligor or other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any Security Interest;

(d)                                any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, an Obligor or other person;

(e)                                 any amendment (however fundamental) or replacement of any Finance Document or other document;

(f)                                  any change in the identity of the Lender;

(g)                                 any right of set-off that the Chargor may have against the Lender;

(h)                                any unenforceability, illegality or invalidity or any obligation of any person under any Finance Document or other document; or

(i)                                    any insolvency or similar proceedings.

18.5                       Immediate recourse

The Chargor waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or Security Interest or claim payment from or file any proof or claim in any insolvency, administration, winding up or liquidation proceedings relating to the Borrower or any other person before claiming from the Chargor under this Mortgage.

18.6                       Non-competition

Until the end of the Security Period, the Chargor will not exercise any rights which it may have by reason of performance of its obligations under this Mortgage:

(a)                                to be indemnified by an Obligor;

(b)                                to claim any contribution from any guarantor of an Obligor’s obligations; and/or

(c)                                 to take the benefit of (in whole or in part and whether by subrogation or otherwise) of any right of the Lender under this Mortgage or of any other guarantee or Security Interest taken pursuant to, or in connection with, the Finance Documents by the Lender.

18.7                       Reinstatement

(a)                                Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, administration, liquidation or otherwise without limitation, the liability of the Chargor under this Mortgage shall continue as if there had been no such discharge or arrangement.

(b)                                The Lender shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

18.8                       Waivers and remedies cumulative

(a)                                The rights of the Lender under this Mortgage:

(i)                                    may be exercised as often as necessary;

(ii)                                 are cumulative and not exclusive of its rights under general law; and

(iii)                              may be waived only in writing and specifically.

(b)                                Delay in exercising or non-exercise of any such right is not a waiver of that right.

18.9                       Severability

If a provision of this Mortgage is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                the validity or enforceability in that jurisdiction of any other provision of this Mortgage; or

(b)                                the validity or enforceability in any other jurisdiction of that or any other provision of this Mortgage.

18.10                Amendments

This Mortgage may only be amended by an instrument in writing signed by each party to this Mortgage.

18.11                Waiver

(a)                                No waiver of any right or rights arising under this Mortgage shall be effective unless such waiver is in writing and signed by the party whose rights are being waived.

(b)                                No waiver by a party of a failure by the other party to perform any provision of this Mortgage shall operate or be construed as a waiver in respect of any other failure whether of a like or different character.

18.12                Counterparts

This Mortgage may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Mortgage.

18.13                Certificate

A certificate of the Lender as to any amount due from an Obligor in respect of the Secured Liabilities or any of them shall, in the absence of manifest error, be prima facie evidence of such amount as against the Chargor.

18.14                Language

All documents and notices provided or given in connection with this Mortgage shall be:

(a)                                in English; or

(b)                                if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

18.15                Payments

All payments made by the Chargor under this Mortgage shall be made free of any deductions or withholding (whether in respect of tax or otherwise). If the Chargor is compelled by law to make such deductions, it shall pay such additional amounts as to ensure that the net amount received by the Lender would be the same as if no such deductions had been made.

19                                 NOTICES

The address and fax number (and the officers for whose attention the communication is to be made of) for any communication or document to be made or delivered under or in connection with this Mortgage is set out below.

(a)                                The Chargor

Address:	22nd Floor, Ping An Finance Centre, 1333 Lujiazui Ring Road, Pudong New Area, Shanghai, China (中国上海市浦东新区陆家嘴环路1333号平安金融大厦22 楼)

Facsimile:	86-021-38634118

E-mail:	Zhaoyiming188@pingan.com.cn

Attention:	Zhao Yiming (86-021-38634118)

(b)                                The Lender

Address:	China Minsheng Bank Nanshan subbranch, 1-2/F, Guangcaixintiandi Building West. No. 2002 Nanshan Road, Nanshan District Shenzhen, 518052 P.R. China

Facsimile:	+86 0755 8619 6365

E-mail:	55661628@qq.com

Attention:	Hou Ming (+86 0755 8619 6894)

20                                 RELEASE

At the end of the Security Period, the Lender shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

21                                 SET OFF

The Lender may set off any matured obligation due from the Chargor under this Mortgage (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

22                                 ASSIGNMENTS

22.1                       Benefit

This Mortgage shall be binding upon and shall enure to the benefit of the Chargor, the Lender and each of their respective successors and (subject as hereinafter provided) assigns and references in this Mortgage to any of them shall be construed accordingly.

22.2                       No assignment by Chargor

The Chargor may not assign, novate or transfer all or any part of its rights or obligations under this Mortgage.

22.3                       Assignment by Lender

The Lender may assign, novate or transfer all or any part of its rights or obligations under this Mortgage to the extent it assigns, novates or transfers its rights and/or obligations under the Facility Agreement.

23                                 THIRD PARTY RIGHTS

23.1                       Subject to clause 22.3 and 23.2, a person who is not a party to this Mortgage has no right under the Third Parties Law to enforce any provision of this Mortgage in its own right.

23.2                       A Receiver may enforce any provision of this Mortgage conferring a right on it.

24                                 JURISDICTION

24.1                       Submission

For the benefit of the Lender, the Chargor agrees that the courts of the Cayman Islands have jurisdiction to hear and determine any action, suit or proceeding, and settle any disputes, in connection with this Mortgage and accordingly submit to the jurisdiction of the Cayman Islands courts.

24.2                       Forum convenience and enforcement abroad

The Chargor:

(a)                                waives any objection which it may have to the Cayman Islands courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with this Mortgage, and agrees not to argue before any court or tribunal that such courts are an inappropriate or inconvenient forum; and

(b)                                agrees that a judgment or order of such courts in connection with this is conclusive and binding on them and may be enforced in the courts of any other jurisdiction.

24.3                       Non-exclusivity

Nothing in this Clause 24 limits the right of the Lender to bring proceedings against the Chargor in connection with this Mortgage or the Secured Liabilities:

(a)                                in any other court of competent jurisdiction; or

(b)                                concurrently in more than one jurisdiction, to the extent permitted by law.

24.4                       Security for costs

To the extent that the Chargor may, in any suit, action or proceeding brought in a court in any jurisdiction arising out of or in connection with this Mortgage or the Secured Liabilities be entitled to the benefit of any provision of law requiring the Lender in such suit, action or proceeding to post security for the costs of the Chargor, or to post a bond or take similar action, the Chargor hereby irrevocably waives any such benefit, in each case to the fullest extent now or hereafter permitted under the laws of such jurisdiction.

25                                 GOVERNING LAW

This Mortgage is governed by Cayman Islands law.

SCHEDULE 1

Form of Share Transfer

Autohome Inc.

(the Company)

SHARE TRANSFER

We, Yun Chen Capital Cayman (the Transferor), for good and valuable consideration received by us from                                                                                                                of                                                                    (the Transferee), do hereby:

(1)                                 transfer to the Transferee the ___________________________ class A ordinary shares shares of USD$0.01 nominal or par value standing in our name in the Register of Members of the Company, free of any liens, encumbrances or other restrictions thereon; and

(2)                                 consent that our name remains on the Register of Members of the Company until such time as the Company enters the Transferee’s name in the Register of Members of the Company.

This Share Transfer may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

This Share Transfer is governed by Cayman Islands law.

SIGNED for and on behalf of the Yun Chen Capital Cayman as transferor:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

And the Transferee hereby agrees to take the Shares.

SIGNED for and on behalf of the Transferee:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

SCHEDULE 2

Form of Irrevocable Appointment of Proxy and Power of Attorney

Autohome Inc.

(the Company)

We, Yun Chen Capital Cayman, irrevocably appoint China Minsheng Bank Corp., Ltd. (China Minsheng Bank) as our:

(1)                                 proxy to vote at meetings of the members of the Company in respect of the __________________________________ class A ordinary shares in the Company (the Shares) which are issued and/or registered in our name; and

(2)                                 duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of the Shares.

This proxy and power of attorney shall only be exercisable after the occurrence and during the continuance of an Event of Default as defined in the equitable share mortgage dated on or about the date of this deed between us and China Minsheng Bank .

This proxy and this power of attorney are irrevocable by reason of being coupled with the interests of China Minsheng Bank as chargee of the Shares.

This Deed is governed by the laws of the Cayman Islands.

This Deed has been executed on _____________________________.

Executed for and on behalf of	)
Yun Chen Capital Cayman	)
by its duly authorised director	)	(Director)

EXECUTION PAGE

The parties have executed this agreement on the day and year first above written

Chargor

Executed and delivered as a deed by	)
YUN CHEN CAPITAL CAYMAN	)	/s/ Liu Dong
acting by its duly authorised director,	)	(Director)
Liu Dong	)

In the presence of

Witness signature	/s/ Zhao Yiming
Name	Zhao Yiming
Address	22nd Floor, Ping An Finance Centre
Pudong New Area, Shanghai

Lender

Executed and delivered as a deed by	)
CHINA MINSHENG BANK CORP., LTD.	)
(SHENZHEN BRANCH))
中国民生银行股份有限公司 (深圳分行))		CHINA MINSHENG BANK CORP., LTD. (SHENZHEN BRANCH
/s/ Xin Jun Wu
acting by its duly authorised signatory	)	Name: Xin Jun Wu
Xin jun WU	)
(Authorised Signatory)

In the presence of

Witness signature	/s/ Hou Ming
Name	Hou Ming
Address	21st Floor, Minsheng Finance Tower
Haitian Road, Futian District
Shenzhen